UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 16, 2020

Date of Report

(Date of earliest event reported)

APPLife Digital Solutions, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-227878	82-4868628
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 California St.

Suite 1500

San Francisco, CA 94111

Phone: (415) 439-5260

(Address and Telephone Number of Registrant’s Principal Executive Offices and Principal Place of Business)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01 other Events.

On November 16, 2020, APPlife Digital Solutions, Inc. (the “Company”) entered into a non-binding term sheet to acquire a company (the “Acquisition Target”) that currently generates approximately one million dollars ($1,000,000.00) in annual revenue and is projected to reach approximately three million dollars ($3,000,000.00) in annual revenue in 2021 and approximately five million dollars in annual revenue ($5,000,000.00) in 2022.  The Acquisition Target generates the revenue from food distribution, selling of distribution routes and is developing SAAS software for supply chain management, which drastically reduces the loss incurred from delivering perishable food. The due diligence period shall be 30-35 days and the Company will begin due diligence immediately.  If the due diligence is satisfactory by the Company and the Acquisition Target, it is anticipated definitive documents will be signed and the acquisition will close on or before December 20, 2020.

This Current Report on Form 8-K contains forward-looking statements.  These forward-looking statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Forward-looking statements are based upon assumptions as to future events that may not prove to be accurate.  Actual outcomes and results may differ materially from what is expressed in these forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 23, 2020

APPLIFE DIGITAL SOLUTIONS, INC.

/s/ Matthew Reid

Matthew Reid

Principal Executive Officer